UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 23, 2009 (November 17, 2009)
FIRST ACCEPTANCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12117	75-1328153

(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

3322 West End Ave, Suite 1000
Nashville, Tennessee	37203

(Address of Principal Executive Offices)	(Zip Code)
(615) 844-2800

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 17, 2009, stockholders of First Acceptance Corporation (the “Company”) approved the Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan (the “Restated Plan”). The amendments, as approved by the stockholders and reflected in the Restated Plan, among others, (a) provide that the Company may offer to buy options previously granted pursuant to the Restated Plan in exchange for a payment in cash, common stock or restricted stock, (b) permit the Company to withhold from the number of shares to be delivered to a participant upon exercise or vesting of an award a number of shares having a fair market value equal to the participant’s required tax withholding payment, and (c) permit the Company to grant awards in the form of performance awards. A summary of the Restated Plan is included with the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 16, 2009 (the “Definitive Proxy Statement”). The foregoing summary of the Restated Plan is qualified by and subject to the full text of the Restated Plan, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
On November 17, 2009, the Company’s stockholders also approved a value-for-value option exchange whereby certain outstanding stock options would be exchanged for shares of restricted common stock (the “Exchange”). As approved by the Company’s stockholders, restricted stock issued in the Exchange would vest in equal annual installments beginning on the first anniversary of the date of the grant of the restricted stock, and no participant in the Exchange would be permitted to receive restricted stock having an aggregate value greater than $150,000. For a complete description of the Exchange, please refer to the Company’s Definitive Proxy Statement.
On November 18, 2009, consistent with the terms of the Exchange, the Company entered into an Option Cancellation and Restricted Stock Award Agreement (the “Agreement”) with each of Stephen Harrison, Edward Pierce, Kevin Cohn, and Keith Bornemann (collectively, the “Executives”) to surrender, and have the Company cancel, certain outstanding options to purchase shares of the Company’s common stock held by the Executives in exchange for shares of restricted stock having a value equal to or less than the surrendered options. The number of shares of the Company’s common stock underlying each such option that was surrendered and cancelled and the number of shares of restricted stock received in exchange therefor are as follows:

		Shares
		Underlying
		Surrendered	Restricted
Executive	Title	Option	Stock Granted
Stephen Harrison	Chief Executive Officer	100,000	22,847
Edward Pierce	President	250,000	65,837
Kevin Cohn	Senior Vice President, Chief Financial Officer and Secretary	100,000	27,847
Keith Bornemann	Corporate Controller	10,000	3,140
The Agreements are subject to the provisions of the Restated Plan and such other terms and conditions as are contained in each such Agreement. The Agreements for the Executives are attached as Exhibits 99.2-99.5 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits

99.1	Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan

99.2	Option Cancellation and Restricted Stock Award Agreement dated as of November 18, 2009, by and between First Acceptance Corporation and Keith E. Bornemann

99.3	Option Cancellation and Restricted Stock Award Agreement dated as of November 18, 2009, by and between First Acceptance Corporation and Kevin P. Cohn

99.4	Option Cancellation and Restricted Stock Award Agreement dated as of November 18, 2009, by and between First Acceptance Corporation and Stephen J. Harrison

99.5	Option Cancellation and Restricted Stock Award Agreement dated as of November 18, 2009, by and between First Acceptance Corporation and Edward L. Pierce

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST ACCEPTANCE CORPORATION
Date: November 23, 2009	By:	/s/ Stephen J. Harrison
Stephen J. Harrison
Chief Executive Officer

INDEX TO EXHIBITS

99.1	Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan

99.2	Option Cancellation and Restricted Stock Award Agreement dated as of November 18, 2009, by and between First Acceptance Corporation and Keith E. Bornemann

99.3	Option Cancellation and Restricted Stock Award Agreement dated as of November 18, 2009, by and between First Acceptance Corporation and Kevin P. Cohn

99.4	Option Cancellation and Restricted Stock Award Agreement dated as of November 18, 2009, by and between First Acceptance Corporation and Stephen J. Harrison

99.5	Option Cancellation and Restricted Stock Award Agreement dated as of November 18, 2009, by and between First Acceptance Corporation and Edward L. Pierce